                                                                     EXHIBIT 3.6

                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                             GREENPOINT CREDIT, LLC

                               TABLE OF CONTENTS




                                                                    PAGE


   ARTICLE I   DEFINITIONS........................................    1

  ARTICLE II   FORMATION..........................................    2

         2.1   Formation..........................................    2

         2.2   Term...............................................    2

         2.3   Perfection of Limited Liability Company............    2

         2.4   Name...............................................    2

         2.5   Addresses of Parties...............................    2

         2.6   Purpose and Powers.................................    2

         2.7   Tax Treatment......................................    2

 ARTICLE III   MEMBERS............................................    2

         3.1   Identity of Member.................................    2

         3.2   Limited Liability..................................    2

  ARTICLE IV   CAPITAL............................................    3

         4.1   Capital Contribution...............................    3

         4.2   Loans and Advances.................................    3

   ARTICLE V   DISTRIBUTIONS......................................    3

  ARTICLE VI   MANAGEMENT.........................................    3

         6.1   Management Committee...............................    3

         6.2   Meetings of Managers...............................    4

         6.3   Regular Meetings - Notice..........................    4

         6.4   Special Meetings - Notice..........................    4

         6.5   Quorum.............................................    4

         6.6   Waiver by Writing..................................    5

         6.7   Waiver by Attendance...............................    5

         6.8   Vacancies..........................................    5

         6.9   Committees.........................................    5

        6.10   Compensation of Managers and Committee Members.....    5

        6.11   Removal of Managers................................    5

 ARTICLE VII   OFFICERS...........................................    6

         7.1   Elected Officers...................................    6

         7.2   Removal............................................    7

                               TABLE OF CONTENTS
                                  (continued)

         7.3   Salaries and Compensation..........................    7

         7.4   Delegation of Authority to Hire, Discharge, etc....    7

         7.5   The President......................................    7

         7.6   Vice President.....................................    7

         7.7   The Secretary and Assistant Secretary..............    8

         7.8   The Treasurer and Assistant Treasurer..............    8

         7.9 Duties of Officers May Be Delegated..................    9

ARTICLE VIII   DISSOLUTION, LIQUIDATION AND TERMINATION...........    9

         8.1   Dissolution........................................    9

         8.2   Liquidation and Termination........................    9

         8.3   Winding Up.........................................    9

         8.4   Distribution In-Kind...............................    9

         8.5   Return of Capital Contribution.....................   10

         8.6   Required Filings...................................   10

  ARTICLE IX   INDEMNIFICATION....................................   10

   ARTICLE X   MISCELLANEOUS......................................   11

        10.1   Books and Records of the Company...................   11

        10.2   Bank Accounts......................................   11

        10.3   Annual Accounting Period...........................   11

        10.4   Entire Agreement; Amendment........................   11

        10.5   Applicable Law.....................................   12

        10.6   Section Titles.....................................   12

        10.7   Terms..............................................   12

        10.8   Separability of Provisions.........................   12

        10.9   Title to Company Property..........................   12

                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                             GREENPOINT CREDIT, LLC


     THIS LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") is made and entered into effective the 23rd day of June, 1999, by and among GreenPoint Mortgage Funding, Inc. (the "Member") and GreenPoint Credit, LLC (the "Company").

     The Company was formed pursuant to the provisions of the Delaware Limited Liability Company Act on June 23, 1999. The parties desire that this Agreement govern the structure and management of the Company.

     NOW THEREFORE, in consideration of the mutual promises of the parties, and of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed by and between the parties as follows:

                                   ARTICLE I

                                  DEFINITIONS

     The following terms have the following respective definitions (unless the context otherwise requires). The singular shall include the plural, and the masculine gender shall include the feminine and neuter, and conversely, as the context requires.

     "Act" means the Delaware Limited Liability Company Act, as amended, or any successor statute thereto.

     "Agreement" means this Limited Liability Company Agreement as initially executed or as amended, modified or supplemented from time to time, as the context requires.

     "Certificate of Formation" means the Company's Certificate of Formation filed with the Delaware Secretary of State on June 23, 1999.

     "Code" means the Internal Revenue Code of 1986 as amended, or any corresponding provisions of succeeding revenue laws.

     "Fiscal Year" means the fiscal year of the Company, which shall be the 12 month period with a December 31 year-end (or such other date or period required under the Code).

     "Interest" means the entire legal and equitable ownership interest in the Company of the Member.

     "Person" means any individual, partnership, corporation, limited liability company, association, trust or other entity.

     "Regulations" means the federal tax regulations, including Temporary Regulations, promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

                                  ARTICLE II

                                   FORMATION

     2.1 Formation. The undersigned confirm the formation of a limited liability company under the laws of the State of Delaware.

     2.2  Term.  The term of the Company shall be perpetual.

     2.3 Perfection of Limited Liability Company. The Company shall do all acts and things (including publication or periodic filings of any documents) that may now or hereafter be required for the perfection and continued maintenance of the Company as a limited liability company under the Act, or which are necessary or appropriate in order to form or qualify the Company under the laws of any jurisdiction in which the Company is doing business, owns real property, or in which such formation or qualification is necessary in order to protect the limited liability of the Member as a person enjoying protection from any of the losses, debts, liabilities, damages, contracts, or other obligations of the Company under the laws of the State of Delaware or under the laws of any other jurisdiction.

     2.4  Name.  The name of the Company is GreenPoint Credit, LLC.

     2.5  Addresses of Parties.

          (a) Company. The registered agent and registered office of the Company is Lexis Document Services, Inc., 30 Old Rudnick Lane, Suite 100, Dover, Delaware 19901. The principal office of the Company shall be 10089 Willow Creek Road, San Diego, California 92131, or such other place as the Member shall select.

          (b) Member. The address of the Member is 1100 Larkspur Landing Circle, Suite 101, Larkspur, California 94939.

     2.6 Purpose and Powers. The business and purpose of the Company shall be to engage in any activity which may be permitted under applicable law .

     2.7 Tax Treatment. The Company will constitute a disregarded entity for federal income tax purposes.

                                  ARTICLE III

                                    MEMBERS

     3.1 Identity of Member. The sole member of the Company is GreenPoint Mortgage Funding, Inc.

     3.2 Limited Liability. The Member shall not be liable to any creditor of the Company whatsoever for any of the losses, debts, liabilities, damages, contracts or other obligations of the Company. The Member is not required to loan funds to the Company, nor is the Member required to refund any distribution rightfully received during the solvency of the Company.

Nevertheless, if a court of competent jurisdiction holds that the Member has received a distribution in contravention of the Act, the Member shall be liable to the Company only to the extent provided in the Act.

                                  ARTICLE IV

                                    CAPITAL

     4.1 Capital Contribution. Within ten (10) days after the execution of this Agreement, the Member shall have made a contribution in cash or other property to the Company in the amount of $250,000.00.

     4.2 Loans and Advances. The Member may, at any time, make or cause a loan or advance to be made to the Company in any amount and on those terms upon which the Member and the Company agree.

                                   ARTICLE V

                                 DISTRIBUTIONS

     The cash flow of the Company, if any, as determined by the Company's accountants, shall be distributable to the Member in the discretion of the Management Committee. Any advances or loans from the Member to the Company that are repayable from cash flow of the Company shall be repaid prior to any distributions to the Member pursuant to this Section.

                                  ARTICLE VI

                                   MANAGEMENT

     6.1  Management Committee.

          (a) Composition of Management Committee. Management of the Company shall be vested in a Management Committee. The Management Committee shall be composed of one or more individuals, each of whom shall be appointed by the Member and shall be designated as a Manager. The number of Managers shall be set by the Member. The Member may add or remove Managers by adopting a resolution or executing a consent setting forth the desired changes. The initial Management Committee shall be composed of John W. Wheeler, Martin L. McNabb, Abdul H. Rajput, and John S. Buchanan.

          (b) Powers of the Management Committee. The property, affairs and business of the Company shall be managed by and under the direction of the Management Committee. The Management Committee shall have and is vested with all and unlimited powers and authorities, except as may be expressly limited by law, the Certificate of Formation or this Agreement, to do or cause to be done any and all lawful things for and in behalf of the Company, to exercise or cause to be exercised any or all of its powers, privileges and franchises, and to seek the effectuation of its objects and purposes.

     (c) Certain Related Party Transactions. Any Manager, personally and individually, may be a party to or may be interested in any contract or transaction of the Company, and no Manager shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Management Committee, and provided that the Management Committee shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of that Manager) of a majority of a quorum, notwithstanding the presence of that Manager at the meeting at which such action is taken. That Manager may be counted in determining the presence of a quorum at such meeting. This subsection shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

     6.2 Meetings of Managers. All meetings of the Managers shall be held at the principal business office of the Company unless for any particular meeting the Managers agree and consent to the holding of the meeting elsewhere, in which event the meeting may be held at such place agreed upon, either within or without the State of Delaware.

     Managers may participate in a meeting of the Management Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participants by such means shall constitute presence in person at a meeting.

     Unless otherwise restricted by the Certificate of Formation or this Agreement, any action required or permitted to be taken at any meeting of the Management Committee or of any committee thereof may be taken without a meeting, if all members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

     6.3 Regular Meetings - Notice. Regular meetings of the Management Committee may be held without notice at such time or times and place either within or without the State of Delaware as shall from time to time be fixed by resolution of the whole Management Committee. Any business may be transacted at a regular meeting.

     6.4 Special Meetings - Notice. Special meetings of the Management Committee may be called by the President, or the most senior Vice President, in title, or, if there be more than one Vice President each having an equally senior title, by the Vice President of equally senior title who is most senior in length of service, by giving not less than two (2) days' notice of such meeting to each Manager, either personally or by mail, or by telegram or facsimile, stating the time, place and purposes of any such meeting. Special meetings shall be called by any one of such officers in like manner and on like notice when requested in writing to do so by any one or more Managers.

     "Notice" and "call" with respect to such meetings shall be deemed to be synonymous.

     6.5 Quorum. At all meetings of the Management Committee, a majority of the Managers then in office shall, unless a greater number for any particular matter is required by the Certificate of Formation or this Agreement, constitute a quorum for the transaction of business, and the act of a majority of the Managers present at any meeting at which there is a quorum, except as may be otherwise specifically provided by statute, by the Certificate of Formation, or by this Agreement, shall be the act of the Management Committee.

     Less than a quorum may adjourn a meeting successively until a quorum is present, and no notice of adjournment shall be required.

     6.6 Waiver by Writing. Any notice provided or required to be given to the Managers may be waived in writing by any of them, whether before, at or after the time stated therein.

     6.7 Waiver by Attendance. Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where the Manager attends for the express purpose and so states at the opening of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     6.8 Vacancies. If the office of any Manager becomes vacant by reason of death or resignation, the Member may in its discretion fill the vacancy.

     6.9 Committees. The Management Committee may designate one or more committees, each committee to consist of one or more of the Managers. The Management Committee may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Management Committee may designate as members of a committee individuals who are not Managers.

     Any such committee shall have and may exercise such powers and authority as is delegated to it by the Management Committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Management Committee.

     Each committee shall keep regular minutes of its meetings and report the same to the Management Committee when required.

     6.10 Compensation of Managers and Committee Members. Managers and members of all committees may receive such salary for their services as such, and/or fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Management Committee or other committee as may be set by resolution of the Management Committee from time to time; provided that nothing herein contained shall be construed to preclude any Manager or committee member from serving the Company in any other capacity and receiving compensation therefor.

     6.11 Removal of Managers. The Member may remove any or all Managers from office with or without cause at any time.

                                  ARTICLE VII

                                   OFFICERS

     7.1 (a) Elected Officers. The following officers of the Company shall be elected by the Management Committee, and shall be deemed elected officers: a President, a Vice President, a Secretary, and a Treasurer; and, if the Management Committee desires, additional Vice Presidents, as well as one or more Assistant Secretaries and Assistant Treasurers.

     Any two (2) or more such offices, other than President and Secretary, may be held by the same person.

     An elected officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected and furnishes any bond required by the Management Committee; but the Management Committee may also require of such person his written acceptance and promise faithfully to discharge the duties of such office.

          (b) Election of Officers. The Management Committee shall, from time to time,elect a President, Vice President, Secretary and Treasurer and such additional Vice Presidents, Assistant Secretaries, and Assistant Treasurers as it may deem advisable or necessary. The initial officers of the Company are:

              John W. Wheeler        President

              Martin L. McNabb       Executive Vice President

              Abdul H. Rajput        Executive Vice President

              John S. Buchanan       Senior Vice President and Treasurer

              Michael F. Najewicz    Senior Vice President, Corporate Secretary,
                                     and General Counsel

          (c) Term of Office. Each elected officer of the corporation shall hold his office for the term for which he was elected, or until he resigns or is removed by the Management Committee, whichever first occurs.

          (d) Appointment of Officers and Agents - Terms of Office. The Management Committee from time to time may also appoint such other officers and agents for the Company as it shall deem necessary or advisable. The Management Committee may, unless prohibited by law, delegate the power to appoint other officers and agents to the President, or his designee, or a committee. All appointed officers and agents shall hold their respective positions at the pleasure of the Management Committee, or at the pleasure of the President, or his designee, or a committee, if such are empowered by the Management Committee to remove officers and agents. All appointed officers and agents shall exercise such powers and perform such duties as shall be determined form time to time by the Management Committee, or a committee, or by an elected officer empowered by the Management Committee to make such determination.

     7.2 Removal. Any officer or agent elected or appointed by the Management Committee, and any employee, may be removed or discharged by the Management Committee with or without cause.

     7.3 Salaries and Compensation. Salaries and compensation of all elected officers of the Company shall be fixed, increased or decreased by the Management Committee, but this power, except the salary or compensation of the President, may, unlessprohibited by law, be delegated by the Management Committee to the President, or his designee, or a committee. Salaries and compensation of all other appointed officers and agents, and employees of the Company may be fixed, increased or decreased by the Management Committee, but until action is taken with respect thereto by the Management Committee, the same may be fixed, increased or decreased by the President, or his designee, or by such other officer or officers as may be empowered by the Management Committee to do so.

     7.4 Delegation of Authority to Hire, Discharge, etc. The Management Committee from time to time may delegate to the President, or other officer of the Company, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the Company under their jurisdiction, and the Management Committee may delegate to such officer similar authority with respect to obtaining and retaining for the Company the services of attorneys, accountants and other experts.

     7.5 The President. The President shall be the chief executive officer of the Company. He shall have general and active management of the business of the Company and shall carry into effect all directions and resolutions of the Management Committee.


     The President may execute all bonds, notes, debentures, mortgages, and other contracts, and all other instruments for and in the name of the Company.

     The President, when authorized so to do by the Management Committee, may execute powers of attorney from, for and in the name of the Company to such proper person or persons as he may deem fit, in order that thereby the business of the Company be furthered or actions taken as may be deemed by him necessary or advisable in furtherance of the interests of the Company.

     The President, except as may be otherwise directed by the Management Committee, shall attend meetings of shareholders of other corporations to represent this Company thereat and to vote to take action with respect to the shares of any such corporation owned by this Company in such manner as he shall deem to be for the interest of the Company or as may be directed by the Management Committee.

     The President shall, unless the Management Committee otherwise provides, be ex officio a member of all standing committees. The President shall have such general (and concurrent) executive powers and duties of supervision and management as are usually vested in the office of the chief executive of a business entity.

     The President shall have such other or further duties and authority as may be prescribed elsewhere in this Agreement or from time to time by the Management Committee.

     7.6 Vice President. The most senior Vice President, in title, or if there be more than one Vice President each having an equally senior title, the Vice President of equally senior title who is most senior in length of service, shall, in the absence, disability or inability to act of the President, perform the duties and exercise the powers of the President. Each Vice President shall perform such other duties as the Management Committee and/or the President shall from time to time prescribe.

     7.7 The Secretary and Assistant Secretary. The Secretary shall attend all meetings of the Management Committee and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the Company to be kept for that purpose. He shall perform like duties for any committees when requested by the Management Committee or any such committee to do so.

     The Secretary shall have the principal responsibility to give, or cause to be given, notice of all meetings of the Management Committee, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in this Agreement.

     He shall cause all books, records, lists and information, or duplicates required to be maintained at the registered or other office of the Company to be so maintained.

     He shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement, or from time to time by the Management Committee or the President.

     He shall have the general duties, powers and responsibilities of a Secretary of a business entity.

     The Assistant Secretaries, in the order of their seniority in service, in the absence, disability or inability to act of the Secretary, shall perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Management Committee may from time to time prescribe.

     7.8 The Treasurer and Assistant Treasurer. The Treasurer, if one is elected and if one is not elected then the President, shall have the responsibility for the safekeeping of the funds and securities of the Company, and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Company. He shall keep, or cause to be kept, all other books of accounts and accounting records of the Company, and shall deposit or cause to be deposited all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Company.

     He shall disburse, or permit to be disbursed, the funds of the Company as may be ordered, or authorized generally, by the Management Committee and shall render to the President and the Management Committee whenever they may require it, an account of all his transactions as Treasurer and of those under his jurisdiction, and of the financial condition of the Company.

     He shall perform such other duties and shall have such other responsibilities and authority as may be prescribed elsewhere in this Agreement or from time to time by the Management Committee.

     He shall have the general duties, powers and responsibilities of a Treasurer of a business entity, and shall be the Chief Financial and Accounting Officer of the Company.

     If required by the Management Committee, he shall give the Company a bond in a sum and with one or more sureties satisfactory to the Management Committee, for the faithful performance of the duties of his office, and for the restoration to the Company, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control which belong to the Company.

     The Assistant Treasurers, in the order of their seniority in service shall, in the absence, disability or inability to act of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Company shall from time to time prescribe.

     7.9 Duties of Officers May Be Delegated. If any officer of the Company be absent or unable to act, or for any other reason that the Management Committee may deem sufficient, the Management Committee may delegate for the time being, some or all of the functions, duties, powers, and responsibilities of any officer to any other officer, or to any other agent or employee of the Company or other responsible person, provided a majority of the whole Management Committee concurs therein.

                                 ARTICLE VIII

                    DISSOLUTION, LIQUIDATION AND TERMINATION

     8.1  Dissolution.  The Member may vote to dissolve the Company at any time.

     8.2 Liquidation and Termination. Subject to any restrictions in agreements to which the Company is a party, the Company shall be terminated after dissolution, and the Member shall promptly liquidate and terminate the affairs of the Company by discharging all debts and liabilities of the Company and by distributing all assets in accordance with Section 8.3 hereof.

     8.3 Winding Up. Upon a dissolution of the Company, a person approved by the Member (the "Liquidator") shall take full account of the Company's liabilities and property, and the Company's property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order of priority:

          (a) First, to the creditors of the Company (including the Member if it has made loans and advances to the Company) in payment of the unpaid liabilities of the Company to the extent required by law or under agreements with such creditors;

          (b) Second, to the creation or funding of any reserves which the Liquidator, in his sole and absolute discretion, deems necessary for any anticipated, contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the conduct of the Company's business; and

          (c)  Third, to the Member.

     8.4 Distribution In-Kind. In the event that the Liquidator distributes the Company's property or any part thereof in-kind, then the Member may accept the property, subject to its liabilities, in satisfaction of its Interest in the Company. Upon any such distribution in-kind, the

Liquidator shall obtain from a duly qualified appraiser, an appraisal of the fair market value of the property, or any portion thereof, to be distributed in-kind and said property shall be deemed to have been sold at its assigned value, and the property shall thereafter be distributed to the Member in accordance with Section 8.3 hereof.

     8.5 Return of Capital Contribution. Upon a liquidation of the Company, the Member shall look solely to the assets of the Company for the return of its capital contribution, and the Member shall not have any recourse against the Managers therefor.

     8.6 Required Filings. The Liquidator shall (and is hereby given the authority to) publish, execute and record any documents required to effectuate the dissolution and termination of the Company under the Act.

                                  ARTICLE IX

                                INDEMNIFICATION

     9.1 The Company shall indemnify and hold harmless any person (an "indemnitee") who is made, or threatened to be made, a party to or is otherwise involved in any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or his testator or intestate is or was a manager or officer of the Company or serves or served, in any capacity, any other enterprise (including, without limitation, service with respect to an employee benefit plan) at the request of the Company (whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer, manager, employee or agent or in any other capacity) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided below with respect to actions, suits, or proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Management Committee. The right to indemnification conferred in this Section 9 shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted by law. The rights to indemnification and to the advancement of expenses conferred by this
Section 9 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a manager or officer, and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     9.2 If a claim under this Section 9 is not paid in full by the corporation within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 9 or otherwise, shall be on the Company.

     9.3 The rights to indemnification and to the advancement of expenses conferred in this Section 9 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Formation, this Agreement, a vote of the members or managers, or otherwise.

     9.4 The Company may, to the extent authorized from time to time by the Management Committee, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section 9 with respect to the indemnification and advancement of expenses of managers and officers of the Company.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1 Books and Records of the Company.

          (a) The Secretary and the Treasurer shall keep or cause to be kept books and records of the Company fairly reflecting in all material respects the transactions with respect to the conduct of the Company's business. The records shall include, but not be limited to, true and full information regarding the status of the business and financial condition of the Company, a copy of the Certificate of Formation and this Agreement and all amendments thereto; a current list of the names and last known business, residence, or mailing addresses of the Member and the Managers; and the Company's federal, state, and local tax returns for the three most recent Fiscal Years.

          (b) The books and records shall be maintained in accordance with sound accounting practices and shall be available at the Company's principal office for examination by the Member or the Member's duly authorized representative at any and all reasonable times during normal business hours.

     10.2 Bank Accounts. All funds of the Company shall be deposited in one or more bank accounts opened in the Company's name. The Management Committee shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

     10.3 Annual Accounting Period. The annual accounting period of the Company shall be a calendar year.

     10.4 Entire Agreement; Amendment. This Agreement constitutes the entire and exclusive understanding and agreement between the parties with respect to the subject matter of this Agreement. It supersedes all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written, except as contained in this Agreement. This Agreement may not be amended or modified except with the written consent of the Member.

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

     10.5 Applicable Law. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Delaware.

     10.6 Section Titles. The headings herein are inserted as a matter of convenience only and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.

     10.7 Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the identity of the Person may in the context require.

     10.8 Separability of Provisions. Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid, illegal, or unenforceable, the same shall not impair the operation of or affect any other portions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions were automatically modified to the minimum extent necessary to render them valid, legal, and enforceable. Notwithstanding the foregoing, however, no provision shall be severed if it is clearly apparent under the circumstances that the parties would not have entered into this Agreement without such provision.

     10.9 Title to Company Property. Except as specifically provided in this Section, all property (whether movable or immovable, corporeal or incorporeal) acquired by the Company shall be acquired and held by the Company in its name. The Management Committee may direct that legal title to all or any portion of the Company's property be acquired or held in a name other than the Company's name. Without limiting the foregoing, the Management Committee may cause title to be acquired and held in its name or in the names of trustees or nominees for the Company. It is expressly understood and agreed that the manner of holding title to the Company's property (or any part thereof) is solely for the convenience of the Company and all of that property shall be treated as Company property.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.

                              MEMBER:

                              GreenPoint Mortgage Funding, Inc.


                              By:  /s/ Andy Occhino
                                   _________________

                              COMPANY:

                              GreenPoint Credit, LLC

                              By:  /s/ John W.Wheeler
                                  ___________________



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